SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 8, 2002
(Date of earliest event reported)

MICRO LINEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24758	94-2910085

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

2050 Concourse Drive, San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 433-5200

Item 5. Other Events.

         On October 8, 2002, Micro Linear Corporation (the “Company”) announced that it will realign its product development activities and stop development of 802.11a products. The realignment process, which includes a reduction in force, will involve redirecting certain engineering activities, as well as reorganizing sales, marketing, and applications. The reduction in force will decrease the Company’s overall workforce by approximately 39 employees. In addition, the Company announced preliminary third quarter 2002 financial results.

         A copy of the press release issued on October 8, 2002 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

99.1	Press Release dated October 8, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: October 15, 2002.

MICRO LINEAR CORPORATION

By:	/s/ Michael W. Schradle

Michael Schradle
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated October 8, 2002.